                Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-212783, 333-229841 and 333-279103 on Form S-8 of our report dated June 26, 2026, appearing in this Annual Report on Form 11-K of The Southern Company Employee Savings Plan for the year ended December 31, 2025.
/s/Warren Averett, LLC
June 26, 2026